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                                                                     EXHIBIT 5.2

                           Friedlob Sanderson Raskin
                           Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202
                               Tel- 303.571.1400
                               Fax- 303.575.3157


                                  March 7, 2000

EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, CO 80120

Ladies and Gentlemen:

         We have acted as counsel for EchoStar Communications Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") with respect to $1,000,000,000 aggregate principal amount of 4 7/8% Convertible Subordinated Notes due 2007 (the "Notes"), and 11,003,521 shares of the Company's Class A common stock, $.01 par value, issuable upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In rendering the opinion hereinafter set forth, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant thereto. Based upon the foregoing, we are of the opinion that (i) the Notes have been duly authorized and, assuming due authentication by the trustee for the Notes, are valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principals of equity, and (ii) upon conversion of the Notes in accordance with their terms and the indenture pursuant to which they were issued, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ FRIEDLOB SANDERSON RASKIN
                                                 PAULSON & TOURTILLOTT, LLC